                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:                               Contact:
Gary J. Dailey                                 Gene Marbach and Ting Mei Chong
Vice President, Finance                        Investor Relations
Everlast Worldwide Inc.                        Makovsky & Company Inc.
212-239-0990                                   212-508-9600

    EVERLAST WORLDWIDE INC. REPORTS FOURTH QUARTER AND YEAR END 2003 RESULTS

        RECORD LICENSING REVENUES OF $6.7 MILLION; 21% INCREASE OVER 2002

BRONX,  NEW YORK  FACILITY  RELOCATION  AND  CONSOLIDATION  COMPLETED  IN FOURTH
QUARTER

COMPANY PLANS TO ACHIEVE  PROFITABLE GROWTH IN THE FIRST QUARTER AND YEAR ENDING
2004

      NEW YORK, New York, March 26, 2004 - Everlast(R)  Worldwide Inc.  (Nasdaq:
EVST),  manufacturer,  marketer and licensor of sporting goods and apparel under the Everlast brand name,  today  announced its financial  results for the fourth quarter and year ended December 31, 2003. Everlast reports its results on a GAAP basis,  and also provides  pro-forma  results  excluding the  restructuring  and non-recurring  duplicative  manufacturing  costs incurred from July 2003 through
December  2003  associated  with its Bronx  facility,  which was  relocated  and consolidated  to its Moberly,  Missouri  facility,  during the fourth quarter of fiscal  2003.  Investors  may  refer  to the  October  31,  2003  press  release describing the  relocation and to the attached table for further  details of the reconciliation  of GAAP earnings to Non-GAAP  earnings  excluding the affects of these charges and costs.

      For the  fourth  quarter,  net sales were $16.7  million  as  compared  to reported net sales of $18.2 million in 2002.  Net sales in the fourth quarter of
2003 would have been 3% higher than reported  2002 net sales after  reflecting a change in revenue  sources for 2003, as certain  customers  became  licensees in
2003. Net licensing  revenues advanced 40.6% to $1.8 million vs. $1.3 million in the 2002 period. Pro-forma earnings, excluding the affects of the aforementioned restructuring and  non-recurring  costs that are not expected to impact earnings in 2004, were $.1 million,  or $0.04 per basic share as compared to reported nil per basic share in 2002. Net loss available to common  stockholders' under GAAP, which includes $2.4 million of restructuring and non-recurring costs, was ($1.2)
million, or ($0.38) per basic share.

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Page two

      For the year ended  December  31,  2003,  net sales were $58.0  million as compared  to $65.6  million  in 2002.  Approximately  one-half  of this  decline results from customers who became licensees this year; the remaining  decline is the result of soft sales from the  first-half of the year caused by  unfavorable economic  conditions.  Net licensing revenues increased 21.2% to $6.7 million as compared to $5.5 million in 2002.  Pro-forma earnings,  excluding the affects of the restructuring  and non-recurring  costs, were $.6 million or $0.18 per basic share as compared to $1.0  million,  or $0.32 per basic share in 2002.  Net loss available to common stockholders,  under GAAP, was ($.9) million, or ($0.31) per basic share.

      "Our  emphasis and focus on brand  building  through  strategic  licensing arrangements  allowed us to achieve record licensing  revenues  increases of 41%
and 21% during the fourth quarter and year ended 2003, respectively, as compared to the 2002 periods. Some of our increased licensing revenues were the result of certain  customers who became licensees during 2003. Our net sales in the fourth quarter of 2003, adjusted for this change in revenue sources, would have been 3%
higher than reported 2002 net sales," said George Q Horowitz, Chairman and Chief
Executive of Everlast Worldwide Inc.

      "As previously  announced,  during the fourth quarter of 2003, we incurred restructuring and non-recurring  duplicative costs associated with our Bronx, NY facility relocation of approximately $2.4 million, pretax. Our results, adjusted for these  costs not  expected  to be  incurred  in 2004,  were  $0.04 per share compared with nil per share in the prior year fourth quarter period."

      Mr.  Horowitz  concluded,  "2003 was a  transition  year for us.  While we achieved record licensing revenues,  our results were impacted in the first half of the year by economic and  political  events  beyond our control.  Our results were also impacted by various  one-time  costs and charges  associated  with our
Bronx,  NY facility  closure.  However,  I am  optimistic  about 2004.  The cost savings we are expected to achieve and the  efficiencies  we are seeing thus far from the  facility  consolidation  are  expected  to  significantly  enhance our operating results

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Page three

commencing in the first quarter of 2004. In addition, our recent Preferred Stock redemption  refinancing  has  improved our balance  sheet and cash  position and further  provides  us with  greater  flexibility  to  execute  our brand  equity building  strategy.  It is our  intention  to return our  company to  profitable growth through the combination of cost savings mentioned above, the introduction of important new Everlast apparel  products such as our Heritage  Collection and the signing of new licensing agreements in the U.S. and international markets. "

ABOUT EVERLAST WORLDWIDE INC.

Everlast  Worldwide Inc.  manufactures  markets and licenses  sporting goods and apparel  products under the Everlast brand name.  Since 1910,  Everlast has been the  preeminent  brand in the  world of boxing  and is among  the most  dominant brands in the overall  sporting goods and apparel  industries.  Over the past 90 years, Everlast products have become the "Choice of Champions(TM)",  having been used for training and  professional  fights by many of the biggest  names in the sport.  Everlast is the market  leader in nearly all of its product  categories, responsible for leading eight of the top ten boxing equipment products in sales.
Through its apparel  division,  Everlast  men's and women's active wear products are sold to over  20,000  retail  locations  throughout  the  United  States and
Canada,  including a variety of department  stores,  specialty  stores,  catalog operations and better mass merchandisers. In addition to producing and marketing the equipment and  accessories,  Everlast  Worldwide Inc.  licenses its brand to providers  of men's and women's  sportswear  and active wear,  children's  wear, footwear, watches, cardiovascular exercise equipment and gym/duffel bags. At the retail  level,  Everlast's  licensed  products  generate  over $500  million  in revenues. The company's Web site can be found at http://www.everlast.com.
                                                 ------------------------

Statements  made in this  Press  Release  that are  estimates  of past or future performance  are based on a number of factors,  some of which are outside of the
Company's  control.  Statements  made in  this  Press  Release  that  state  the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ  materially  from those  projected in such forward-looking  statements.  Information  concerning  factors  that could cause actual results to differ materially from those in forward-looking  statements is contained  from time to time in  filings  of  Everlast  Worldwide  with the U.S.
Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC

                                      # # #
                                 (Tables Follow)

                                     EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Three Months Ended                 Year Ended
                                                   December 31,                     December 31,
                                            ----------------------------    ----------------------------

                                                 2003           2002            2003           2002
                                                 ----           ----            ----           ----
                                              (Unaudited)   (Unaudited)

Net sales                                   $ 16,666,179    $ 18,247,504    $ 58,035,886    $ 65,613,012

Cost of goods sold                            13,155,517      14,543,435      43,505,127      46,729,288
                                            ------------    ------------    ------------    ------------

Gross profit                                   3,510,662       3,704,069      14,530,759      18,883,724

Net license revenues                           1,842,150       1,310,059       6,669,640       5,501,388
                                            ------------    ------------    ------------    ------------
                                               5,352,812       5,014,128      21,200,399      24,385,112
                                            ------------    ------------    ------------    ------------
Operating expenses:
    Selling and shipping                       3,654,481       3,191,638      12,722,039      12,446,838
    General and administrative                 2,016,117       1,443,161       6,436,274       5,891,549
    Restructuring and non-recurring costs      1,095,000               -       1,095,000               -
    Amortization                                 228,168         211,038         912,672         912,672
                                            ------------    ------------    ------------    ------------
                                               6,993,766       4,845,837      21,165,985      19,251,059
                                            ------------    ------------    ------------    ------------

Income (loss) from operations                 (1,640,954)        168,291          34,414       5,134,053
                                            ------------    ------------    ------------    ------------

Other income (expense):
  Interest expense                              (284,631)       (254,037)     (1,002,579)       (777,159)
  Interest expense on redeemable
    participating preferred stock                112,440               -               -               -
  Investment income                                6,038          59,254          48,326          96,129
                                            ------------    ------------    ------------    ------------
                                                (166,153)       (194,783)       (954,253)       (681,030)
                                            ------------    ------------    ------------    ------------

Income (loss) before provision for income
  taxes                                       (1,807,107)        (26,492)       (919,839)      4,453,023

Provision (benefit) for income taxes            (484,220)        (29,441)         35,000       2,004,772
                                            ------------    ------------    ------------    ------------

Net income (loss)                           ($ 1,322,887)   $      2,949    ($   954,839)   $  2,448,251
                                            ============    ============    ============    ============

Redeemable preferred stock dividend             (136,803)          1,746               -       1,450,808
                                            ------------    ------------    ------------    ------------

Net income (loss) available to common
 stockholders                               ($ 1,186,084)   $      1,203    ($   954,839)   $    997,443
                                            ============    ============    ============    ============

Basic earnings (loss) per share             ($      0.38)   $       0.00    ($      0.31)   $       0.32
                                            ============    ============    ============    ============

Supplementary Information:
EBITDA (Earnings before interest, taxes,
   depreciation and amortization)           ($ 1,200,267)   $    529,680    $  1,630,407    $  6,605,835
                                            ============    ============    ============    ============

                    EVERLAST WORLDWIDE INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                    December 31,
                                                                             -------------------------
ASSETS                                                                           2003          2002
Current assets:
   Cash and cash equivalents                                                 $ 1,937,334   $ 2,530,452
   Marketable equity securities                                                        -       308,841
   Accounts receivable, net                                                    8,405,404     7,697,847
   Inventories                                                                11,012,010    11,460,160
   Prepaid expenses and other current assets                                   1,107,043       819,053
                                                                             -----------   -----------
              Total current assets                                            22,461,791    22,816,353

Property and equipment, net                                                    6,188,388     6,487,830
Goodwill                                                                       6,718,492     6,718,492
Trademarks, net                                                               24,489,021    25,401,693
Restricted cash                                                                1,015,097     1,003,701
Other assets                                                                   3,383,924     1,418,683
                                                                             -----------   -----------
                                                                             $64,256,713   $63,846,752
                                                                             ===========   ===========

LIABILITIES, REDEEMABLE PARTICIPATING
PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of Series A redeemable participating preferred stock   $ 3,000,000   $         -
   Due to factor                                                               6,898,081     3,351,997
   Accounts payable                                                            5,175,558     3,391,334
   Current maturities of long-term debt                                          335,475       363,028
   Income taxes payable                                                                -       553,850
   Accrued expenses and other current liabilities                              1,018,944       794,543
   Preferred dividend payable                                                          -     1,450,808
                                                                             -----------   -----------
              Total current liabilities                                       16,428,058     9,905,560

License deposits payable                                                         568,833       563,526
Series A redeemable participating preferred stock                             27,000,000             -
Note payable                                                                   2,000,000             -
Other liabilities                                                              1,165,738             -
Long-term debt, net of current maturities                                      2,866,111     3,227,324
                                                                             -----------   -----------
              Total Liabilities                                               50,028,740    13,696,410
                                                                             -----------   -----------
Series A redeemable participating preferred stock                                      -    35,000,000
                                                                             -----------   -----------
Commitments and contingencies
Stockholders' equity:
   Common stock, par value $.002; 19,000,000 shares authorized;
     3,202,904 issued, 3,028,904 outstanding                                       6,406         6,364
   Class A common stock, par value $.01; 100,000 shares authorized, issued
     and outstanding                                                               1,000         1,000
   Paid-in capital                                                            11,697,178    11,662,825
   Retained earnings                                                           3,250,340     4,205,179
   Accumulated other comprehensive income                                            268         2,193
                                                                             -----------   -----------
                                                                              14,955,192    15,877,561
   Less treasury stock                                                           727,219       727,219
                                                                             -----------   -----------
              Total Stockholder Equity                                        14,227,973    15,150,342
                                                                             -----------   -----------
                                                                             $64,256,713   $63,846,752
                                                                             ===========   ===========

                                                                        EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                                                                     PRO-FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                                   Three Months Ended                Year Ended
                                                                      December 31,                   December 31,
                                                                --------------------------    --------------------------

                                                                    2003           2002           2003           2002
                                                                    ----           ----           ----           ----
                                                                (Unaudited)     (Unaudited)   (Unaudited)     (Unaudited)

Income (loss) from operations as reported GAAP basis            ($1,640,954)   $   168,291    $    34,414    $ 5,134,053
                                                                -----------    -----------    -----------    -----------

Adjustments:

Restructuring and non-recurring duplicative costs                 2,440,000              -      3,340,000              -
                                                                -----------    -----------    -----------    -----------

Income from operations excluding pro-forma costs                    799,046        168,291      3,374,415      5,134,053

Other income (expense):
  Interest expense                                                 (284,631)      (254,037)    (1,002,579)       (77,159)
  Interest expense on  redeemable participating
  preferred stock adjusted for non-recurring costs                 (129,655)                     (602,911)
  Investment income                                                   6,038         59,254         48,326         96,129
                                                                -----------    -----------    -----------    -----------
                                                                   (408,248)      (194,783)    (1,557,164)      (681,030)
                                                                -----------    -----------    -----------    -----------

Income excluding pro-forma costs before income taxes                390,798        (26,492)     1,817,250      4,453,023

Provision for income taxes, as adjusted                             270,636        (29,441)     1,258,484      2,004,772
                                                                -----------    -----------    -----------    -----------

Net income excluding pro-forma costs                            $   120,162    $     2,949    $   558,766    $ 2,448,251
                                                                ===========    ===========    ===========    ===========

Redeemable preferred stock dividend                                       -          1,746              -      1,450,808
                                                                -----------    -----------    -----------    -----------

Net income available to common stockholders, as adjusted
                                                                $   120,162    $     1,203    $   558,766    $   997,443
                                                                ===========    ===========    ===========    ===========

Basic earnings excluding pro-forma costs per share              $      0.04    $      0.00    $      0.18    $      0.32
                                                                ===========    ===========    ===========    ===========

Adjusted EBITDA (Earnings excluding certain costs
 before interest, taxes, depreciation and amortization)         $ 1,239,733    $   529,680    $ 4,970,407    $ 6,605,835
                                                                ===========    ===========    ===========    ===========

Non-GAAP results: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings, earnings per basic share and EBITDA adjusted to exclude certain pro-forma duplicative manufacturing costs (commencing July 2003 through December
2003) as it relates to the previously announced relocation and consolidation of its Bronx, NY facility into its Moberly, Missouri facility. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these pro-forma costs are not expected to be part of the Company's ongoing business on an annualized basis. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or earnings per share prepared in accordance with generally accepted accounting principles in the United States.